SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2011

Commission File Number: 000-53750

PROTEONOMIX, INC.

(Name of Registrant in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3842844 (I.R.S. Employer Identification No.)
145 Highview Terrace,Hawthorne, New Jersey (Address of Principal Executive Offices)	07506 (Zip Code)
973-949-4193 (Issuer’s Telephone Number, Including Area Code)

187 Mill Lane, Mountainside, New Jersey, 07052

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management

Item 3.03 Modification of Rights of Security Holders

On December 29, 2011, The Series A1 and Series B Preferred Stock classes were amended by filing with the Delaware Secretary of State’s Office Amended Certificate of Designation, Preferences and Rights of Preferred Stock of Proteonomix, Inc. (See Exhibit 3.11 filed herewith)(“Amended Designation”).  The primary effect of the Amended Designation is to make the existing Class A1 and Class C Convertible Preferred Stock conversion rights protected against dilution in most circumstances, including reverse splits in the common stock.

Also on December 29, 2011, Proteonomix, Inc. (the “Company”) created a new class of securities, the Class D Preferred Stock which was accomplished by filing with the Delaware Secretary of State’s Office a Certificate of Designation, Preferences and Rights of Class D Preferred Stock of Proteonomix, Inc. (See Exhibit 3.12 filed herewith). The primary terms of the Class D Preferred is that in addition to preferences upon liquidation, the Class D is convertible at a ratio 10 common shares to 1 converted Class D Preferred share of the Company.  The conversion may be made for a period of one year from date of issuance. In addition, the Class D conversion rights are protected against dilution in most circumstances, including reverse splits in the common stock.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.11 - Amended Certificate of Designation, Preferences and Rights of Preferred Stock of Proteonomix, Inc.

Exhibit 3.12 - Certificate of Designation, Preferences and Rights of Class D Preferred Stock of Proteonomix, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEONOMIX, INC.

Dated: January 6, 2012

By:  /s/Michael Cohen

Name:   Michael Cohen

  President